UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2025

ARES REAL ESTATE INCOME TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Tabor Center, 1200 Seventeenth Street, Suite 2900, Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 228-2200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 3.02 Unregistered Sales of Equity Securities.

On April 1, 2025, Ares Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) issued the following shares in transactions exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Regulation D.

The following table details the shares issued and gross proceeds:

	Number of
	Shares Issued	Gross Proceeds
Class I-PR Shares (1)	1,394,850	$10,643,124
(1)	Number of shares issued and gross proceeds include activity from shares issued pursuant to our distribution reinvestment plan.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes to Board of Directors

On April 3, 2025, Rajat Dhanda and Daniel J. Sullivan, each a member of the board of directors (the “Board”) of the Company, notified the Company of their decisions to step down from their positions on the Board, which resignations became effective on that day. After a lengthy tenure on the Board, Mr. Dhanda has determined to transition from his role as a director of the Company while continuing to support the Company in his role as Partner, Global Head of Wealth Management within Ares Wealth Management Solutions. Mr. Dhanda has served on the Board since March 2020 and Mr. Sullivan has served on the Board since January 2006. Mr. Dhanda’s and Mr. Sullivan’s decisions to resign were not the result of any disagreement with management, the Company or its operations, policies or practices.

In connection with Mr. Dhanda’s and Mr. Sullivan’s departure from the Board, the Board appointed Andrew E. Holm and Paula Schaefer to serve as directors, with Ms. Schaefer serving as an independent director, effective as of April 3, 2025. Ms. Schaefer was also appointed to our audit committee and nominating and corporate governance committee. Mr. Holm and Ms. Schaefer will serve on the Board until their successors are duly elected and qualify.

Mr. Holm is a Partner and Head of U.S. Diversified Equity for Ares real estate, the Company’s sponsor (“Ares Real Estate”), positions he has held since 2013 and March 2025, respectively. Additionally, he serves as a member of various investment committees of Ares Real Estate, including Ares Real Estate’s Global and Debt Investment Committees and the AREIT Advisors Committee. Prior to joining Ares in 2013, Mr. Holm was a Principal at AREA Property Partners, where he focused on sourcing and executing real estate investments across asset classes. Previously, he was an Analyst at Lazard in the real estate investment banking group. Mr. Holm serves on the Board of Trustees of the Ethical Culture Fieldston School. Mr. Holm holds a B.A., summa cum laude, from Harvard College in Government.

Mr. Holm will continue to serve as Partner and Head of U.S. Diversified Equity for Ares Real Estate, and therefore is not an independent director.

From 2013 to 2024, Ms. Schaefer held various roles at Clarion Partners, a global real estate investment manager, including serving as Senior Vice President of Multifamily Asset Management from August 2015 to June 2024, CEO of Clarion Partners Securities from November 2013 to June 2024 and Chief Operating Officer of the Client Capital Management Group from May 2013 to August 2015. In 2012, she served as the Chief Operating Officer of Christies International Real Estate. From 1995 to 2010, she served in various roles in asset management, fund management and investor relations at Morgan Stanley Real Estate, including Managing Director, Head of European Asset Management, Global Chief Administrative Office and Head of Investor Relations. Prior to joining Morgan Stanley, Ms. Schaefer served in roles related to asset management and acquisitions at Reichmann International, The Yarmouth Group and Cadillac Fairview Shopping Centers. She began her career at PricewaterhouseCoopers and is a Certified Public Accountant. She is currently on the boards of the Steers Center for Real Estate at Georgetown University, Rye Historical Society and Talley Management Group. Ms. Schaefer earned a B.A. degree from Georgetown University and an M.B.A. from University of Pennsylvania, Wharton School.

There are no transactions between the Company and Mr. Holm or Ms. Schaefer that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with their appointments as directors of the Company, we entered into an indemnification agreement with each of Mr. Holm and Ms. Schaefer effective as of April 3, 2025. The terms of the indemnification agreements are substantially identical to the terms of the indemnification agreement we have entered into with each of our other directors. The indemnification agreements, require, among other things, that, subject to certain limitations, the Company will indemnify Mr. Holm and Ms. Schaefer and advance to such individual all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The preceding summary of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement which the Company filed as Exhibit 10.4 to Amendment No. 5 to the Company’s Registration Statement on Form S-11 (File No. 333-125338) filed with the SEC on January 13, 2006.

Departure of Executive Officer

On April 1, 2025, Scott Recknor, the Company’s Head of Asset Management, notified the Company of his decision to retire. The effective date of Mr. Recknor’s retirement has not yet been determined, as Mr. Recknor intends to remain with the Company for the time being to assist with this transition.

Equity Incentive Plan

On April 3, 2025, the Board adopted an equity incentive plan (the “Equity Incentive Plan”) and approved a Form of Independent Director Restricted Stock Unit Notice and Independent Director Restricted Stock Unit Agreement (the “RSU Agreement”).

The Equity Incentive Plan provides for the granting of cash-based awards and stock-based awards, including stock options, stock appreciation rights, restricted stock, and stock units to our employees (if we have any in the future), our independent directors, employees of the Advisor or its affiliates, other advisors and consultants of ours and of the Advisor selected by the plan administrator for participation in the Equity Incentive Plan, and any prospective director, officer, employee, consultant, or advisor of the Company and the Advisor. Our Board administers the Equity Incentive Plan as the plan administrator, with sole authority to select participants, determine the types of awards to be granted and determine all the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. Each restricted stock unit granted pursuant to the RSU Agreement is equivalent in value to one Class I-R or Class I-PR share of the Company’s common stock and represents the Company’s commitment to issue on Class I-R or Class I-PR share, as applicable, at a future date. Such units are subject to vesting as described within the Equity Incentive Plan and RSU Agreement.

An aggregate maximum of 5.0 million shares of our common stock may be issued upon grant, vesting or exercise of awards under the Equity Incentive Plan. In addition, to any individual in any single calendar year no more than 200,000 shares may be made subject to stock options or stock appreciation rights under the Equity Incentive Plan and no more than 200,000 shares may be made subject to other stock-based awards under the Equity Incentive Plan. Further, no more than $1.0 million may be paid under a cash-based award to any individual in a single calendar year. If any shares subject to an award are forfeited, or cancelled, or if an award is settled in cash, terminates unearned, or expires, in each case, without a distribution of shares, the shares with respect to such award shall, to the extent of any such forfeiture, cancellation, cash settlement, termination or expiration, again be available for awards under the Equity Incentive Plan. By contrast, if shares are surrendered or withheld as payment of the exercise price of an award or withholding taxes in respect of an award, the shares with respect to such award shall, to the extent of any such surrender or withholding, no longer be available for awards under the Equity Incentive Plan.

The description of the Equity Incentive Plan and the RSU Agreement is a summary and is qualified in its entirety by the full terms of the Equity Incentive Plan and the RSU Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description
10.1*	Equity Incentive Plan.
10.2*	Form of Independent Director Restricted Stock Unit Notice and Independent Director Restricted Stock Unit Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*          Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ares Real Estate Income Trust Inc.
April 7, 2025
	By:	/s/ TAYLOR M. PAUL
Taylor M. Paul Managing Director, Chief Financial Officer and Treasurer